Exhibit 10.3
PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT dated as of May 6, 2020 (this “Pledge Agreement”) is being entered into among ENVISTA HOLDINGS CORPORATION, a Delaware corporation (the “Company” and a “Pledgor”), EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE COMPANY AND EACH OTHER PERSON THAT SHALL BECOME A PARTY HERETO BY EXECUTION OF A PLEDGE JOINDER AGREEMENT (each a “Subsidiary Guarantor” and a “Pledgor” and, together with the Company, collectively, the “Pledgors”) and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for each of the Secured Parties (as defined in the Credit Agreement referenced below).
RECITALS:
A.    Pursuant to a Credit Agreement dated as of September 20, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, certain Subsidiaries of the Company party thereto (each a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), the Administrative Agent, Bank of America, N.A., as Swing Line Lender and L/C Issuer and the lenders now or hereafter party thereto (the “Lenders”), the Lenders have agreed to provide to the Borrowers certain credit facilities.

B.    Certain extensions of credit may be made from time to time for the benefit of the Pledgors pursuant to certain Secured Cash Management Agreements and Secured Hedge Agreements.

C.    It is a condition precedent to the Secured Parties’ obligations to make and maintain such extensions of credit that the Pledgors shall have executed and delivered this Pledge Agreement to the Administrative Agent.

In order to induce the Secured Parties to from time to time make and maintain extensions of credit under the Credit Agreement and such Secured Cash Management Agreements and Secured Hedge Agreements, the parties hereto agree as follows:
1.    Certain Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement. Terms used in this Pledge Agreement that are not otherwise expressly defined herein or in the Credit Agreement, and for which meanings are provided in the Uniform Commercial Code of the State of New York (the “UCC”), shall have such meanings unless the context requires otherwise. In addition, for purposes of this Pledge Agreement, the following terms have the following definitions:

“CFC” means a Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holding Company” means a Domestic Subsidiary of the Borrower that owns no material assets (directly or through one or more disregarded entities) other than the equity (including any debt instrument, option, warrant or other instrument treated as equity for U.S. federal income tax purposes) of one or more Foreign Subsidiaries that are CFCs.

“Excluded Equity” means, collectively, (a) all Equity Interests of a Foreign Subsidiary or of a CFC Holding Company in excess of 65% of the issued and outstanding Voting Equity Interests of such Foreign Subsidiary or CFC Holding Company and (b) Equity Interests of a Subsidiary of any Person described in clause (a).

“Secured Obligations” means (a) as to the Company, all of the Obligations, including, the payment and performance of the obligations and liabilities (whether now existing or hereafter arising) of each Loan Party under (i) the Credit Agreement and each of the other Loan Documents (including this Pledge Agreement) to which such Loan Party is now or hereafter becomes a party, and (ii) any Secured Cash Management Agreement and Secured Hedge Agreement to which such Loan Party is now or hereafter becomes a party, (b) as to each Designated Borrower, all of its Obligations under (i) the Credit Agreement and each of the other Loan Documents (including this Pledge Agreement) to which such Designated Borrower is now or hereafter becomes a party, and (ii) any Secured Cash Management Agreement and Secured Hedge Agreement to which such Designated Borrower is now or hereafter becomes a party and (c) as to each Subsidiary Guarantor, the payment and performance of its obligations and liabilities (whether now existing or hereafter arising) under (i) the Guaranty to which it is a party and each of the other Loan Documents (including this Pledge Agreement) to which it is now or hereafter becomes a party, and (ii) any Secured Cash Management Agreement and Secured Hedge Agreement to which it is now or hereafter becomes a party.

“Voting Equity Interests” means, with respect to any Person, the Equity Interests entitled to vote for members of the board of directors or equivalent governing body of such Person.

2.    Pledge of Pledged Interests; Other Collateral.
(a)    Each Pledgor hereby grants as collateral security for the payment, performance and satisfaction of the applicable Secured Obligations to the Administrative Agent for the benefit of the Secured Parties a security interest in all of the following items of property in which it now has or may at any time hereafter acquire an interest or the power to transfer rights therein, and wheresoever located:
(i)    all Equity Interests in all of its Subsidiaries (including, without limitation, those Equity Interests more particularly described on Schedule I hereto) and any other Equity Interests obtained in the future by such Pledgor and the certificates, if any, representing such Equity Interest, (collectively, and in each case, excluding any Excluded Equity, the “Pledged Interests”), (such Subsidiaries, together with all other Subsidiaries whose Equity Interests may be required to be subject to this Pledge Agreement from time to time, are referred to collectively as the “Pledged Subsidiaries”);
(ii)    all money, securities, security entitlements and other investment property, dividends, rights, general intangibles and other property at any time and from time to time (x) declared or distributed in respect of or in exchange for or on conversion of any Pledged Interest, or (y) by its or their terms exchangeable or exercisable for or convertible into any Pledged Interest;
(iii)    all other property of whatever character or description, including money, securities, security entitlements and other investment property, and general intangibles hereafter delivered to the Administrative Agent in substitution for or as an addition to any of the foregoing;
(iv)    all securities accounts to which may at any time be credited any or all of the foregoing or any proceeds thereof and all certificates and instruments representing or evidencing any of the foregoing or any proceeds thereof; and
(v)    all proceeds of any of the foregoing.
All such Pledged Interests, certificates, instruments, cash, securities, interests, dividends, rights and other property referred to in clauses (i) through (v) of this Section 2 are herein collectively referred to as the “Collateral;” provided that, in no event shall the Collateral include any Excluded Assets (as defined in the Security Agreement).
(b)    Each Pledgor agrees to deliver all certificates, instruments or other documents representing any Collateral (to the extent such Collateral is evidenced by a certificate or other instrument) to the Administrative Agent at such location as the Administrative Agent shall from time to time designate by written notice pursuant to Section 23 for its custody at all times until termination of this Pledge Agreement, together with such instruments of assignment and transfer as requested by the Administrative Agent; provided that, with respect to Additional Interests as defined in Section 22, such Pledgor shall deliver such certificates, instruments or other documents in accordance with Section 22.

(c)    Each Pledgor agrees to execute and deliver, or cause to be executed and delivered by other Persons, at Pledgor’s expense, all share certificates, documents, instruments, agreements, financing statements (and amendments thereto and continuations thereof), assignments, control agreements, or other writings as the Administrative Agent may reasonably request from time to time to carry out the terms of this Pledge Agreement or to protect or enforce the Administrative Agent’s Lien and security interest in the Collateral hereunder granted to the Administrative Agent for the benefit of the Secured Parties and further agrees to do and cause to be done upon the Administrative Agent’s request, at Pledgor’s expense, all things determined by the Administrative Agent to be reasonably necessary or advisable to perfect and keep in full force and effect the Lien in the Collateral hereunder granted to the Administrative Agent for the benefit of the Secured Parties, including the prompt payment of all reasonable and documented out-of-pocket fees and expenses incurred in connection with any filings made to perfect or continue the Lien and security interest in the Collateral hereunder granted in favor of the Administrative Agent for the benefit of the Secured Parties.
(d)    All Attorneys’ Costs incurred or paid by the Administrative Agent or any Lender in exercising any right, power or remedy conferred by this Pledge Agreement, or in the enforcement thereof, shall become a part of the Secured Obligations secured hereunder and shall be paid to the Administrative Agent for the benefit of the Secured Parties by the Pledgors in respect of which the same was incurred within three (3) Business Days of written demand therefor, and any amounts not so paid (in addition to other rights and remedies resulting from such nonpayment) shall bear interest until paid in full at the Default Rate.
(e)    Each Pledgor agrees to register and cause to be registered the interest of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral on its own books and records and the registration books of each of the Pledged Subsidiaries.
3.    Status of Pledged Interests. Each Pledgor hereby represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties, with respect to itself and the Collateral as to which it has or acquires any interest, that:
(a)    Except as disclosed on Schedule I, all of the Pledged Interests are, as of the date of execution of this Pledge Agreement or Pledge Joinder Agreement, as applicable, by each Pledgor pledging such Pledged Interests (such date as applicable with respect to each Pledgor, its “Applicable Date”), and shall at all times thereafter be validly issued and outstanding, fully paid and non-assessable and constitute (i) 65% of the issued and outstanding Voting Equity Interests (or if any Pledgor shall own less than 65% of such Voting Equity Interests, then up to and including 100% of the Voting Equity Interests owned by such Pledgor) and up to and including 100% of the other issued and outstanding Equity Interests of each Foreign Subsidiary constituting a Pledged Subsidiary and (ii) all of the issued and outstanding Equity Interests of all Domestic Subsidiaries constituting Pledged Subsidiaries, and are accurately described on Schedule I (to the extent of the information included on such Schedule).
(b)    Such Pledgor is as at its Applicable Date and shall at all times thereafter (subject to Dispositions permitted under the Credit Agreement) be the sole registered and record and beneficial owner of the Pledged Interests, free and clear of all Liens, charges, equities, options, hypothecations, encumbrances and restrictions on pledge or transfer, including transfer of voting rights (other than the pledge hereunder, Liens permitted under the Credit Agreement (“Permitted Liens”) and applicable restrictions pursuant to federal and state and applicable foreign securities laws). Without limiting the foregoing, the Pledged Interests are not and will not be subject to any voting trust, shareholders agreement, right of first refusal, voting proxy, power of attorney or other similar arrangement (other than the rights hereunder in favor of the Administrative Agent).
(c)    At no time shall any Pledged Interests (i) be held or maintained in the form of a security entitlement or credited to any securities account and (ii) which constitute a “security” (or as to which the related Pledged Subsidiary has elected to have treated as a “security”) under Article 8 of the UCC (including, for the purposes of this Section, the Uniform Commercial Code of any other applicable jurisdiction) be maintained in the form of uncertificated securities. With respect to Pledged Interests that are “securities” under the UCC, or as to which the issuer has elected at any time to have such interests treated as “securities” under the UCC, such Pledged Interests are, and shall at all times be, represented by the share certificates listed on Schedule I hereto (as such Schedule may be from time to time updated in accordance with the terms hereof), which share certificates, with stock powers duly executed in blank by such Pledgor, have been delivered to the Administrative Agent or are being delivered to the Administrative Agent simultaneously herewith or, in the case of Additional Interests as defined in Section 22, shall be delivered pursuant to Section 22. In addition, with respect to all Pledged Interests, including Pledged Interests that are not “securities” under the UCC and as to which the applicable Pledged Subsidiary has not elected to have such interests treated as “securities” under the UCC, such Pledgor has at its Applicable Date delivered to the Administrative Agent (or has previously delivered to the Administrative Agent or, in case of Additional Interests shall deliver pursuant to Section 22) Uniform Commercial Code financing statements (or appropriate amendments thereto) duly authorized by such Pledgor and naming the Administrative Agent for the benefit of the Secured Parties as “secured party,” in form, substance and number sufficient in the opinion of the Administrative Agent to be filed in all UCC filing offices and in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Administrative Agent for the benefit of the Secured Parties the Lien on such Pledged Interests, together with all required filing fees. Without limiting the foregoing provisions of this Section 3(c), with respect to any Pledged Interests issued by any Foreign Subsidiary, Pledgor shall deliver or cause to be delivered, (i) in addition to or in substitution for all or any of the foregoing items, as the Administrative Agent may elect, such other instruments, certificates, agreements, notices, filings, and other documents, and take or cause to be taken such other action, as the Administrative Agent may reasonably determine to be necessary or advisable under the laws of the jurisdiction of formation of such Foreign Subsidiary, to grant, perfect and protect as a first priority lien (subject to Permitted Liens) in such Collateral in favor of the Administrative Agent for the benefit of the Secured Parties, and (ii) to the extent requested by the Administrative Agent, an opinion of counsel reasonably acceptable in form and substance to the Administrative Agent issued by a law firm reasonably acceptable to the Administrative Agent licensed to practice law in such foreign jurisdiction, addressing with respect to such Pledged Interests such matters as may be reasonably requested by the Administrative Agent.
(d)    It has requisite power and authority to execute this Pledge Agreement (and any Pledge Joinder Agreement applicable to it) and to pledge, assign and transfer its Pledged Interests in the manner and form hereof.
(e)    The pledge, assignment and delivery of its Pledged Interests (along with undated stock powers executed in blank, financing statements and other agreements referred to in Section 3(c) hereof) to the Administrative Agent for the benefit of the Secured Parties pursuant to this Pledge Agreement (or any Pledge Joinder Agreement) creates or continues, as applicable, a valid and perfected first priority security interest (subject to Permitted Liens) in such Pledged Interests in favor of the Administrative Agent for the benefit of the Secured Parties, securing the payment of the Secured Obligations, assuming, in the case of the Pledged Interests which constitute certificated “securities” under the UCC (including, for the purposes of this Section, the Uniform Commercial Code of any other applicable jurisdiction), continuous and uninterrupted possession by or on behalf of the Administrative Agent in the State of New York. Such Pledgor will at its own cost and expense defend the Secured Parties’ right, title and security interest in and to the Collateral against the claims and demands of all persons whomsoever other than with respect to Permitted Liens.
(f)    Except as otherwise expressly provided under the Credit Agreement, none of the Pledged Interests (nor any interest therein or thereto) shall be sold, transferred or assigned without the Administrative Agent’s prior written consent.
(g)    It shall at all times cause the Pledged Interests of such Pledgor that constitute “securities” (or as to which the issuer elects to have treated as “securities”) under the UCC to be represented by the certificates now and hereafter delivered to the Administrative Agent in accordance with Sections 2, 3 and 22 and that it shall cause each of the Pledged Subsidiaries as to which it is the Pledgor not to issue any Equity Interests, or securities convertible into, or exchangeable or exercisable for, Equity Interests, at any time during the term of this Pledge Agreement unless the Pledged Interests of such Pledged Subsidiary are issued solely to either (i) such Pledgor who shall immediately comply with Sections 3 and 22 with respect to such property or (ii) the Company or a Subsidiary Guarantor who shall immediately pledge such additional Equity Interests to the

Administrative Agent for the benefit of the Secured Parties pursuant to Section 22 or 24, as applicable, on substantially identical terms as are contained herein and deliver or cause to be delivered the appropriate documents described in Section 3(c) to the Administrative Agent and take such further actions as the Administrative Agent may reasonably deem necessary in order to perfect a first priority security interest (subject to Permitted Liens) in such Equity Interests.
(h)    As of its Applicable Date, the exact legal name and address, type of Person, jurisdiction of formation, jurisdiction of formation identification number (if any), and location of the chief executive office of such Pledgor are as specified on Schedule II attached hereto. No Pledgor shall change its name, jurisdiction of formation (whether by reincorporation, merger or otherwise), or the location of its chief executive office, except upon giving not less than thirty (30) Business Days’ prior written notice to the Administrative Agent (or such shorter period as the Administrative Agent may agree) and taking or causing to be taken all such action at such Pledgor’s expense as may be requested by the Administrative Agent to perfect or maintain the perfection of the Lien of the Administrative Agent in Collateral.
4.    Preservation and Protection of Collateral.
(a)    The Administrative Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise.
(b)    Each Pledgor agrees to pay when due all material taxes, charges, Liens and assessments against the Collateral in which it has an interest, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP applied on a basis consistent with that used in preparing the Audited Financial Statements and evidenced to the satisfaction of the Administrative Agent and provided that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed. Upon the failure of any Pledgor to so pay or contest such material taxes, charges, Liens or assessments, or upon the failure of any Pledgor to pay any amount pursuant to Section 2(c), the Administrative Agent at its option may pay or contest any of them but shall not have any obligation to make any such payment or contest. All sums so disbursed by the Administrative Agent, including Attorneys’ Costs, court costs, reasonable expenses and other charges related thereto, shall be payable within three (3) Business Days of demand by the applicable Pledgor to the Administrative Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid (in addition to other rights and remedies resulting from such nonpayment) shall bear interest until paid in full at the Default Rate.
(c)    Each Pledgor hereby (i) irrevocably authorizes the Administrative Agent to file (with, or to the extent permitted by applicable law, without the signature of the Pledgor appearing thereon) financing statements (including amendments thereto and continuations and copies thereof) showing such Pledgor as “debtor” at such time or times and in all filing offices as the Administrative Agent may from time to time reasonably determine to be necessary or advisable to perfect or protect the rights of the Administrative Agent and the Secured Parties hereunder, or otherwise to give effect to the transactions herein contemplated, and (ii) irrevocably ratifies and acknowledges all such actions taken by or on behalf of the Administrative Agent prior to the Applicable Date.
5.    Default. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent is given full power and authority, then or at any time thereafter while such Event of Default is continuing, to sell, assign, deliver or collect the whole or any part of the Collateral, or any substitute therefor or any addition thereto, in one or more sales, with or without any previous demands or demand of performance or, to the extent permitted by law, notice or advertisement, in such order as the Administrative Agent may elect; and any such sale may be made either at public or private sale at the Administrative Agent’s place of business or elsewhere, either for cash or upon credit or for future delivery, at such price or prices as the Administrative Agent may deem fair; and the Administrative Agent or any other Secured Party may be the purchaser of any or all Collateral so sold and hold the same thereafter in its own right free from any claim of any Pledgor or right of redemption. Demands of performance, advertisements and presence of property and sale and notice of sale are hereby waived to the extent permissible by law. Any sale hereunder may be conducted by an auctioneer or any officer or agent of the Administrative Agent. Each Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities, and that as a consequence of such prohibitions and restrictions the Administrative Agent may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Collateral sold to any Person or group. Each Pledgor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to such Pledgor than if such Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that the Administrative Agent has no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the Pledged Subsidiary to register or otherwise qualify the Collateral, even if such Pledged Subsidiary would agree to register or otherwise qualify such Collateral for public sale under the Securities Act or applicable state law. Each Pledgor further agrees, to the extent permitted by applicable law, that the use of private sales made under the foregoing circumstances to dispose of the Collateral shall be deemed to be dispositions in a commercially reasonable manner. Each Pledgor hereby acknowledges that a ready market may not exist for the Pledged Interests if they are not traded on a national securities exchange or quoted on an automated quotation system and agrees and acknowledges that in such event the Pledged Interests may be sold for an amount less than a pro rata share of the fair market value of the Pledged Subsidiary’s assets minus its liabilities. In addition to the foregoing, the Secured Parties may exercise such other rights and remedies as may be available under the Loan Documents, at law (including without limitation the UCC) or in equity.
6.    Proceeds of Sale. The net cash proceeds resulting from the collection, liquidation, sale, or other disposition of the Collateral shall be applied first to the documented out-of-pocket expenses (including all Attorneys’ Costs) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Secured Obligations in accordance with the terms of Section 8.03 of the Credit Agreement. Each Pledgor shall be liable to the Administrative Agent, for the benefit of the Secured Parties, and shall pay to the Administrative Agent, for the benefit of the Secured Parties, on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral.
7.    Presentments, Demands and Notices. The Administrative Agent shall not be under any duty or obligation whatsoever to make or give any presentments, demands for performances, notices of nonperformance, protests, notice of protest or notice of dishonor in connection with any obligations or evidences of indebtedness held thereby as collateral, or in connection with any obligations or evidences of indebtedness which constitute in whole or in part the Secured Obligations secured hereunder.
8.    Attorney-in-Fact. Each Pledgor hereby appoints the Administrative Agent as such Pledgor’s attorney-in-fact for the purposes of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which the Administrative Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided that the Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to any Pledgor representing any dividend, interest payment, principal payment or other distribution payable or distributable in respect to the Collateral or any part thereof and to give full discharge for the same.
9.    Reinstatement. The granting of a security interest in the Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or is repaid by any Secured Party in whole or in part in good faith settlement of a pending or threatened avoidance claim, whether upon the insolvency, bankruptcy or reorganization of any Pledgor or any other Loan Party or otherwise, all as though such payment had not been made. The provisions of this Section 9 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Pledge Agreement in any manner, including but not limited to termination upon occurrence of the Facility Termination Date, or upon the Covenant Compliance Restoration Date at the request of the Company.

10.    Waiver by the Pledgors. Each Pledgor waives to the extent permitted by applicable law (a) any right to require any Secured Party or any other obligee of the Secured Obligations to (i) proceed against any Person or entity, including without limitation any Loan Party, (ii) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (iii) pursue any other remedy in its power, (b) any defense arising by reason of any disability or other defense of any other Person (other than a defense that the applicable Secured Obligations have already been paid in full (other than contingent indemnity rights for which no claim is pending)), or by reason of the cessation from any cause whatsoever of the liability of any other Person or entity, (c) any right of subrogation (other than a defense that the applicable Secured Obligations have already been paid in full (other than contingent indemnity rights for which no claim is pending)), and (d) any right to enforce any remedy which any Secured Party or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the Administrative Agent for the benefit of the Secured Parties. Each Pledgor authorizes each Secured Party and each other obligee of the Secured Obligations without notice (except notice required by applicable law) or demand and without affecting its liability hereunder or under the Loan Documents from time to time to: (i) take and hold security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchange, enforce, waive and release the Collateral herein described or any part thereof or any such other security; and (ii) apply such Collateral or other security and direct the order or manner of sale thereof as such Secured Party or obligee in its discretion may determine.
The Administrative Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to a Pledgor and the receipt thereof by such Pledgor shall be a complete and full acquittance for the Collateral so delivered, and the Administrative Agent shall thereafter be discharged from any liability or responsibility therefor.
11.    Dividends and Voting Rights.
(a)    All dividends and other distributions with respect to any of the Pledged Interests shall be subject to the pledge hereunder.
(b)    So long as no Event of Default shall have occurred and be continuing, the registration of the Collateral in the name of a Pledgor as record and beneficial owner shall not be changed and such Pledgor shall be entitled to exercise all voting and other rights and powers pertaining to the Collateral for all purposes not inconsistent with the terms of the Loan Documents.
(c)    Upon the occurrence and during the continuance of any Event of Default, at the option of the Administrative Agent, and upon one (1) Business Day’s prior written notice by the Administrative Agent, all rights of the Pledgors to receive and retain cash dividends and other distributions upon the Collateral shall cease and shall thereupon be vested in the Administrative Agent for the benefit of the Secured Parties, and each Pledgor shall promptly deliver, or shall cause to be promptly delivered, all such cash dividends and other distributions with respect to the Pledged Interests to the Administrative Agent (together, if the Administrative Agent shall request, with the documents described in Sections 2(c) and 3(c) or other negotiable documents or instruments so distributed) to be held by it hereunder or, at the option of the Administrative Agent, to be applied to the Secured Obligations. Pending delivery to the Administrative Agent of such property, each Pledgor shall keep such property segregated from its other property and shall be deemed to hold the same in trust for the benefit of the Secured Parties.
(d)    Upon the occurrence and during the continuance of any Event of Default, at the option of the Administrative Agent, and upon one (1) Business Day’s prior written notice by the Administrative Agent, all rights of each of the Pledgors to exercise the voting or consensual rights and powers which it is authorized to exercise pursuant to subsection (b) above shall cease and the Administrative Agent may thereupon (but shall not be obligated to), at its request, cause such Collateral to be registered in the name of the Administrative Agent or its nominee or agent for the benefit of the Secured Parties and/or exercise such voting or consensual rights and powers as appertain to ownership of such Collateral, and to that end each Pledgor hereby appoints the Administrative Agent as its proxy, with full power of substitution, to vote and exercise all other rights as a shareholder with respect to such Pledged Interests hereunder upon the occurrence and during the continuance of any Event of Default, which proxy is coupled with an interest and is irrevocable until the Facility Termination Date, or upon the Covenant Compliance Restoration Date at the request of the Company, and each Pledgor hereby agrees to provide such further proxies as the Administrative Agent may request; provided, however, that the Administrative Agent in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.
12.    Continued Powers. Until the Facility Termination Date shall have occurred, or upon the Covenant Compliance Restoration Date at the request of the Company, the power of sale and other rights, powers and remedies granted to the Administrative Agent for the benefit of the Secured Parties hereunder shall continue to exist and may be exercised by the Administrative Agent at any time and from time to time irrespective of the fact that any of the Secured Obligations or any part thereof may have become barred by any statute of limitations or that any part of the liability of any Pledgor may have ceased.
13.    Other Rights. The rights, powers and remedies given to the Administrative Agent for the benefit of the Secured Parties by this Pledge Agreement shall be in addition to all rights, powers and remedies given to the Administrative Agent or any other Secured Party under any other Loan Document or by virtue of any statute or rule of law. Any forbearance or failure or delay by the Administrative Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms of the Credit Agreement.
14.    Anti-Marshaling Provisions. The right is hereby given by each Pledgor to the Administrative Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Administrative Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred hereunder, nor release any Pledgor from personal liability for the Secured Obligations. Notwithstanding the existence of any other security interest in the Collateral held by the Administrative Agent, for the benefit of the Secured Parties, the Administrative Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Pledge Agreement. Each Pledgor hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or in any other Loan Document.
15.    Entire Agreement. This Pledge Agreement and each Pledge Joinder Agreement, together with the Credit Agreement and other Loan Documents, constitute and express the entire understanding between the parties hereto with respect to the subject matter hereof, and supersede all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as contained in the Loan Documents. The express terms hereof and of the Pledge Joinder Agreements control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof and thereof. Except as provided in Sections 21, 22 and 24, neither this Pledge Agreement, any Pledge Joinder Agreement nor any Pledge Agreement Supplement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.
16.    Further Assurances. Each Pledgor agrees at its own expense to do such further acts and things, and to execute and deliver, and cause to be executed and delivered as may be necessary or reasonably advisable to give effect thereto, such additional conveyances, assignments, financing statements, control agreements, documents, certificates, stock powers, agreements and instruments, as the Administrative Agent may at any time reasonably request in connection with the administration or enforcement of this Pledge Agreement or any Pledge Joinder Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Administrative Agent its rights, powers and remedies for the benefit of the Secured Parties hereunder or thereunder. Each Pledgor hereby consents and agrees that the Pledged Subsidiaries and all other Persons, shall be entitled to accept the provisions hereof and of the Pledge Joinder Agreements as conclusive evidence of the right of the Administrative Agent, on behalf of the Secured Parties, to exercise its rights, privileges and remedies hereunder and thereunder with respect to the

Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Pledgor or any other Person to any of such Pledged Subsidiaries or other Persons.
17.    Binding Agreement; Assignment. This Pledge Agreement and each Pledge Joinder Agreement, and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto and thereto, and to their respective successors and assigns, except that no Pledgor shall be permitted to assign any of its rights, powers, duties or obligations under this Pledge Agreement, any Pledge Joinder Agreement or any interest herein or therein or in the Collateral, or any part thereof or interest therein, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Administrative Agent as Collateral under this Pledge Agreement, in each case except as expressly permitted herein or in the Credit Agreement. Without limiting the generality of the foregoing sentence of this Section 17, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including Article IX thereof (concerning the Administrative Agent) and Section 11.07 thereof (concerning assignments and participations). All references herein to the Administrative Agent and to the Secured Parties shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.
18.    Secured Cash Management Agreements and Secured Hedging Agreements. No Secured Party (other than the Administrative Agent) that obtains the benefit of this Pledge Agreement shall have any right to notice of any action or to consent to, direct or object to any action hereunder or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Pledge Agreement to the contrary, the Administrative Agent shall only be required to verify the payment of, or that other satisfactory arrangement have been made with respect to, the Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements to the extent the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as it may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Secured Party not a party to the Credit Agreement that obtains the benefit of this Pledge Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and that with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Related Parties shall be entitled to all the rights, benefits and immunities conferred under Article IX of the Credit Agreement.
19.    Severability. The provisions of this Pledge Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Pledge Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
20.    Counterparts. This Pledge Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart executed by the Pledgor against whom enforcement is sought. Without limiting the foregoing provisions of this Section 20, the provisions of Section 11.11 of the Credit Agreement shall be applicable to this Pledge Agreement.
21.    Termination; Partial Release. Subject to the provisions of Section 9, this Pledge Agreement and each Pledge Joinder Agreement, and all obligations of the Pledgors hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party on the Facility Termination Date, or upon the Covenant Compliance Restoration Date at the request of the Company. Upon such termination, the Administrative Agent shall, at the sole expense of the Pledgors, promptly deliver to the Pledgors the certificates evidencing its shares of Pledged Interests (and any other property received as a dividend or distribution or otherwise in respect of such Pledged Interests to the extent then held by the Administrative Agent as additional Collateral hereunder), together with any cash then constituting the Collateral not then sold or otherwise disposed of in accordance with the provisions hereof, and take such further actions at the request of the Pledgors as may be necessary to effect the same. If any of the Collateral shall be sold, transferred, or otherwise Disposed of by any Pledgor in a transaction expressly permitted under the Credit Agreement or any Pledgor shall no longer required to be a party hereto, then the Administrative Agent shall, at the request and sole expense of the Pledgors, promptly deliver to such Pledgor all releases or other documents reasonably necessary or desirable for the release of the Collateral pledged hereby or the release of such Pledgor as a party hereto, as applicable, in accordance with Section 9.10 of the Credit Agreement.
22.    Additional Interests. If any Pledgor shall at any time acquire or hold any additional Pledged Interests, including any Pledged Interests issued by any Subsidiary not listed on Schedule I hereto which are required to be subject to a Lien pursuant to this Pledge Agreement by the terms hereof or of any provision of the Credit Agreement (any such shares being referred to herein as the “Additional Interests”), such Pledgor shall deliver to the Administrative Agent for the benefit of the Secured Parties (a) a Pledge Agreement Supplement in the form of Exhibit A hereto with respect to such Additional Interests duly completed and executed by such Pledgor and (b) any other document required in connection with such Additional Interests as described in Section 3(c). Each Pledgor shall comply with the requirements of this Section 22 within thirty (30) days (or such longer period as approved by the Administrative Agent in its sole discretion) of the acquisition of any such Additional Interests or, in the case of Additional Interests to which Section 6.13 of the Credit Agreement applies, within the time period specified in such Section or elsewhere in the Credit Agreement with respect to such Additional Interests; provided, however, that the failure to comply with the provisions of this Section 22 shall not impair the Lien on Additional Interests conferred hereunder.
23.    Notices. Any notice required or permitted hereunder shall be given (a) with respect to any Pledgor, at the address of the Company indicated in Schedule 11.02 of the Credit Agreement and (b) with respect to the Administrative Agent or a Lender, at the Administrative Agent’s address indicated in Schedule 11.02 of the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 11.02 of the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.
24.    Joinder. Each Person who shall at any time execute and deliver to the Administrative Agent a Pledge Joinder Agreement substantially in the form attached hereto as Exhibit B shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Pledgor and shall have thereupon pursuant to Section 2 granted a security interest in and collaterally assigned and pledged to the Administrative Agent for the benefit of the Secured Parties all Pledged Interests and other Collateral which it has at its Applicable Date or thereafter acquires any interest or the power to transfer, and all references herein and in the other Loan Documents to the Pledgors or to the parties to this Pledge Agreement shall be deemed to include such Person as a Pledgor hereunder. Each Pledge Joinder Agreement shall be accompanied by the Supplemental Schedules referred to therein, appropriately completed with information relating to the Pledgor executing such Pledge Joinder Agreement and its property. Each of the applicable Schedules attached hereto shall be deemed amended and supplemented without further action by such information reflected on the Supplemental Schedules.
25.    Rules of Interpretation. The rules of interpretation contained in Section 1.02 of the Credit Agreement shall be applicable to this Pledge Agreement and each Pledge Joinder Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any Credit Extensions referred to herein or secured hereby.

26.    Governing Law; Jurisdiction; Etc. The terms of Section 11.17 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 23. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.
27.    Waiver of Jury Trial.    EACH PARTY TO THIS PLEDGE AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT (INCLUDING, IF APPLICABLE, ANY PLEDGE JOINDER AGREEMENT OR ANY PLEDGE AGREEMENT SUPPLEMENT) OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT (INCLUDING, IF APPLICABLE, ANY PLEDGE JOINDER AGREEMENT OR ANY PLEDGE AGREEMENT SUPPLEMENT), OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS PLEDGE AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

28.    Judgement Currency.    The terms of Section 11.19 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

29.    Taxes and Expenses. Taxes, costs, fees and expenses in respect of this Pledge Agreement shall be paid by each Pledgor as required by Sections 3.01 and 11.04 of the Credit Agreement (with the understanding and agreement of each Pledgor that, for purposes hereof, each Pledgor shall have the same payment and reimbursement obligations as a Borrower under Sections 3.01 and 11.04 even though such Pledgor is not specifically referenced in Sections 3.01 and 11.04). Any and all costs and expenses incurred by a Pledgor in the performance of actions required pursuant to the terms hereof shall be borne solely by such Pledgor.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have duly executed this Pledge Agreement on the day and year first written above
PLEDGORS:
ENVISTA HOLDINGS CORPORATION
By:    /s/ Howard Yu
Name: Howard Yu
Title: Chief Financial Officer and Senior Vice President

Aribex, Inc.
DCII Investment Company, LLC
DCII North America, LLC
DCII US Holdings, LLC
Dental Imaging Technologies Corporation
DH Dental Business Services, LLC
DH Dental Employment Services, LLC
Husky Acquisition LLC
Implant Direct Sybron Administration LLC
Implant Direct Sybron International LLC
Implant Direct Sybron Manufacturing LLC
Jeneric/Pentron Incorporated
KaVo Dental Technologies, LLC
Kerr Corporation
Metrex Research, LLC
Nobel Biocare Holding USA, Inc.
Nobel Biocare Procera, LLC
Nobel Biocare USA, LLC
Ormco Corporation
Ormco IP, LLC
Pentron Clinical Technologies, LLC
Pentron Corporation
Pentron Laboratory Technologies, LLC
SC Subsidiary, LLC
Sybron Canada Holdings, Inc.
Sybron Dental Specialties, Inc.

By:     /s/ John Bedford
Name: John Bedford
Title: Treasurer and Vice President

DCII Surety, LLC
KaVo Dental Manufacturing, Inc.

By:     /s/ Amir Aghdaei
Name: Amir Aghdaei
Title: President

ADMINISTRATIVE AGENT:
BANK OF AMERICA, N.A., as Administrative Agent
By:    /s/ Liliana Claar
Name: Liliana Claar
Title: Vice President

SCHEDULE I

Pledged Interests

Name of Pledgor	Name, and Type of Entity of Pledged Subsidiary	Jurisdiction of Formation of Pledged Subsidiary	Class or Type of Pledged Interest	Total Amount of Class or Type of Pledged Interests Authorized	Total Amount of Class or Type Outstanding Owned by the Pledgor	Total Percentage Pledged	Certificate Number (if applicable)	Par Value (if applicable)	Name of Transfer Agent (if any)
Envista Holdings Corporation	DCII North America, LLC	Delaware	Membership Interests	100%	100%	100%	N/A	N/A	N/A
Envista Holdings Corporation	DCII Surety, LLC	Delaware	Membership Interests	100%	100%	100%	N/A	N/A	N/A
DCII North America, LLC	DCII Germany Holdings GmbH	Germany	Ordinary Shares	50,000	50,000	65%	N/A	€1.00	N/A
DCII North America, LLC	DCII Investment Company, LLC	Delaware	Membership Interests	100%	100%	100%	N/A	N/A	N/A
DCII North America, LLC	DCII US Holdings, LLC	Delaware	Membership Interests	100%	100%	100%	N/A	N/A	N/A
DCII North America, LLC	DH Dental Business Services, LLC	Delaware	Membership Interests	100%	100%	100%	N/A	N/A	N/A
DCII North America, LLC	DH Dental Employment Services, LLC	Delaware	Membership Interests	100%	100%	100%	N/A	N/A	N/A
DCII North America, LLC	KaVo Dental Manufacturing, Inc.	Delaware	Common Shares	3,000	100	100%	N/A	$0.01	N/A
DCII North America, LLC	Nobel Biocare Holding USA, Inc.	Delaware	Common Shares	1,000	1,000	100%	N/A	$0.01	N/A
DCII North America, LLC	SDS Kerr Co. Limited	Thailand	Common Shares	2,000,000	919,998	65%	N/A	N/A	N/A
DCII North America, LLC	DETL Canada Holdings ULC	Canada	Ordinary Shares	685,615,776	685,615,776	65%	N/A	N/A	N/A
DCII North America, LLC	DETL Canada Partner Inc.	Canada	Ordinary shares	100	100	65%	N/A	N/A	N/A
DCII Investment Company, LLC	FAHPL Pty Ltd	Australia	Ordinary shares	63,400,001	63,400,001	65%	N/A	AUD1.00	N/A
DCII Investment Company, LLC	KaVo Dental Systems Co., Ltd	Japan	Common shares	28,074	19,056	65%	N/A	N/A	N/A
DCII Investment Company, LLC	Kerr Italia S.r.l.	Italy	Quota shares	1,000,000	1,000,000	65%	N/A	€1.00	N/A
DCII Investment Company, LLC	Ormco BV	Netherlands	Common shares	1,575,194	1,575,194	65%	N/A	N/A	N/A
DCII US Holdings, LLC	Husky Acquisition LLC	Delaware	Membership Interests	100%	100%	100%	N/A	N/A	N/A
Husky Acquisition LLC	Pentron Corporation	Delaware	Common Stock shares	3,000	1,000	100%	22	$0.01	N/A
Pentron Corporation	Jeneric/Pentron Incorporated	Connecticut	Class A Common Stock Shares	5,000	2,064	100%	N/A	$1.00	N/A
Jeneric/Pentron Incorporated	Pentron Clinical Technologies, LLC	Connecticut	Membership Interests	100%	100%	100%	N/A	N/A	N/A
Jeneric/Pentron Incorporated	Pentron Laboratory Technologies, LLC	Connecticut	Membership Interests	100%	100%	100%	N/A	N/A	N/A
DCII US Holdings, LLC	KaVo Scandinavia A.B.	Sweden	Common Stock	31,000	31,000	65%	N/A	SEK100.00	N/A

Nobel Biocare Holding USA, Inc.	Nobel Biocare Procera, LLC	Delaware	Membership Interests	100%	100%	100%	N/A	N/A	N/A
Nobel Biocare Holding USA, Inc.	Nobel Biocare USA, LLC	Delaware	Membership Interests	100%	100%	100%	N/A	N/A	N/A
DCII US Holdings, LLC	Sybron Dental Specialties, Inc.	Delaware	Common Stock Shares	50,000	2,874	100%	N/A	$0.01	N/A
Sybron Dental Specialties, Inc.	Kerr Corporation	California	Common Stock Shares	100,000	2,130	100%	9	$0.01	N/A
Sybron Dental Specialties, Inc.	Kerr U.K. Limited	United Kingdom	Ordinary shares	4,373	32	65%	N/A	£1.00	N/A
Sybron Dental Specialties, Inc.	Ormco Corporation	California	Common Stock shares	2,500	2,500	100%	7	$1.00	N/A
Sybron Dental Specialties, Inc.	Ormco de Mexico, S.A. de D.V.	Mexico	Serie B and Serie B-V shares	10,000 (Serie B) 150,341,426 (Serie B-V)	2	65%	N/A	MXN1.00	N/A
Sybron Dental Specialties, Inc.	Ormex, S. de R.L. de C.V.	Mexico	Fixed Capital Equity Quotas shares	1,000	1	65%	N/A	MXN1.00	N/A
Sybron Dental Specialties, Inc.	SDS de Mexico, S. de R.L. de C.V.	Mexico	Fixed Capital Equity Quotas shares	50,000	1	65%	N/A	MXN1.00	N/A
Kerr Corporation	Carnassial Corporation	Canada	Series A Common Stock shares	Unlimited	15,132,690	65%	N/A	N/A	N/A
Kerr Corporation	Kavo Dental Technologies, LLC	Illinois	Membership Interests	100%	100%	100%	1	N/A	N/A
Kerr Corporation	Metrex Research, LLC	Wisconsin	Membership Interests	100%	100%	100%	1	N/A	N/A
Kerr Corporation	SDS Kerr Co. Limited	Thailand	Common shares	2,000,000	1	65%	N/A	N/A	N/A
Kerr Corporation	Sybron Canada Holdings, Inc.	Delaware	Common Stock shares	2,990	112	100%	N/A	$0.01	N/A
Ormco Corporation	Dental Imaging Technologies Corporation	California	Common shares	3,000	100	100%	4	$1.00	N/A
Ormco Corporation	Ormco de Mexico, S.A. de C.V.	Mexico	Serie B and Serie B-V shares	10,000 (Serie B) 150,341,426 (Serie B-V)	9,999 (Serie B) 150,341,425 (Serie B-V)	65%	N/A	MXN1.00	N/A
Ormco Corporation	Ormco IP, LLC	Delaware	Membership Interests	100%	100%	100%	1	N/A	N/A
Ormco Corporation	Ormex, S. de R.L. de D.V.	Mexico	Fixed Capital Equity Quotas shares; Variable Capital Equity Holders shares	1,000 (FCEQ shares) 19,277,647 (VCEH shares)	999 (FCEQ shares) 19,277,647 (VCEH shares)	65%	N/A	MXN1.00	N/A
Ormco Corporation	SDS de Mexico, S. de R.L. de C.V.	Mexico	Fixed Capital Equity Quotas shares; Variable Capital Equity Holders shares	49,999 (FCEQ shares) 51,700 (VCEH shares)	50,000 (FCEQ shares) 51,700 (VCEH shares)	65%	N/A	MXN1.00	N/A
Ormco Corporation	SDS Kerr Co. Limited	Thailand	Common shares	2,000,000	1	65%	N/A	N/A	N/A
Ormco Corporation	Sybron Canada Holdings, Inc.	Delaware	Common Stock shares	2,990	22	100%	N/A	$0.01	N/A
Sybron Canada Holdings, Inc.	Implant Direct Sybron Administration LLC	California	Membership Interests	100%	99%	100%	N/A	N/A	N/A

Sybron Canada Holdings, Inc.	Implant Direct Sybron International LLC	Nevada	Membership Interests	100%	99%	100%	N/A	N/A	N/A
Sybron Canada Holdings, Inc.	Implant Direct Sybron Manufacturing LLC	California	Membership Interests	100%	99%	100%	N/A	N/A	N/A
Sybron Canada Holdings, Inc.	SC Subsidiary LLC	Delaware	Membership Interests	100%	100%	100%	N/A	N/A	N/A
SC Subsidiary LLC	Implant Direct Sybron Administration LLC	California	Membership Interests	100%	1%	100%	N/A	N/A	N/A
SC Subsidiary LLC	Implant Direct Sybron International LLC	Nevada	Membership Interests	100%	1%	100%	N/A	N/A	N/A
SC Subsidiary LLC	Implant Direct Sybron Manufacturing LLC	California	Membership Interests	100%	1%	100%	N/A	N/A	N/A
Sybron Canada Holdings, Inc.	Sybron Canada General Partner Company	Canada	Common shares	40,000	100	100%	N/A	N/A	N/A
Sybron Canada Holdings, Inc.	Sybron Canada Limited Partner Company	Canada	Common shares	1,000,000	100	100%	N/A	N/A	N/A
Dental Imaging Technologies Corporation	Aribex, Inc.	Utah	Common shares	1,000	100	100%	N/A	$0.001	N/A
Dental Imaging Technologies Corporation	DCII Lux Holdings II S.à.r.l	Luxembourg	Ordinary shares	15,000	15,000	65%	N/A	CHF1.00	N/A
Dental Imaging Technologies Corporation	EDSC Research & Development Private Limited	India	Common shares	10,000	9,900	65%	N/A	N/A	N/A
Dental Imaging Technologies Corporation	EH Lux Holdings S.à.r.l	Luxembourg	Ordinary shares	12,500	12,500	65%	N/A	£1.00	N/A
Implant Direct Sybron International LLC	Implant Direct Europe AG	Switzerland	Shares	3,600,000	3,600,000	65%	N/A	CHF1.00	N/A
Implant Direct Sybron International LLC	Implant Direct Israel Ltd.	Israel	Common shares	100	100	65%	N/A	N/A	N/A

SCHEDULE II
Pledgor Information

Name and Address of Pledgor	Type of Person	Jurisdiction of Formation of Pledgor	Jurisdiction of Formation Identification Number	Address of Chief Executive Office
Envista Holdings Corporation 200 S. Kraemer Blvd. Bldg. E, Brea, CA 92821	Corporation	Delaware	xxxxxxxxxx	250 S. Kraemer Blvd. Bldg. E, Brea, CA 92821
DCII North America, LLC 200 S. Kraemer Blvd. Bldg. E Brea CA 92821	Limited Liability Company	Delaware	xxxxxxxxxx	250 S. Kraemer Blvd. Bldg. E, Brea, CA 92821
DCII Investment Company, LLC 250 S. Kraemer Blvd. Bldg. E, Brea, CA 92821	Limited Liability Company	Delaware	xxxxxxxxxx	250 S. Kraemer Blvd. Bldg. E, Brea, CA 92821
DC II US Holdings, LLC 250 S. Kraemer Blvd. Bldg. E, Brea, CA 92821	Limited Liability Company	Delaware	xxxxxxxxxx	250 S. Kraemer Blvd. Bldg. E, Brea, CA 92821

Husky Acquisition, LLC 1717 West Collins Avenue Orange CA 92867	Limited Liability Company	Delaware	xxxxxxxxxx	250 S. Kraemer Blvd. Bldg. E, Brea, CA 92821
Pentron Corporation 1717 West Collins Avenue Orange CA 92867	Corporation	Delaware	xxxxxxxxxx	250 S. Kraemer Blvd. Bldg. E, Brea, CA 92821
Jeneric/Pentron Incorporated 1717 West Collins Avenue Orange CA 92867	Corporation	Connecticut	xxxxxxxxxx	250 S. Kraemer Blvd. Bldg. E, Brea, CA 92821
Nobel Biocare Holding USA, Inc. 22715 Savi Ranch Parkway, Yorba Linda, CA 92887	Corporation	Delaware	xxxxxxxxxx	250 S. Kraemer Blvd. Bldg. E, Brea, CA 92821
Sybron Dental Specialties, Inc. 200 S. Kraemer Blvd. Bldg. E, Brea, CA 92821	Corporation	Delaware	xxxxxxxxxx	250 S. Kraemer Blvd. Bldg. E, Brea, CA 92821
Kerr Corporation 200 S. Kraemer Blvd. Bldg. E, Brea, CA 92821	Corporation	California	xxxxxxxxxx	250 S. Kraemer Blvd. Bldg. E, Brea, CA 92821
Ormco Corporation 200 S. Kraemer Blvd. Bldg. E, Brea, CA 92821	Corporation	California	xxxxxxxxxx	250 S. Kraemer Blvd. Bldg. E, Brea, CA 92821
Sybron Canada Holdings, Inc. 1717 West Collins Avenue Orange CA 92867	Corporation	Delaware	xxxxxxxxxx	250 S. Kraemer Blvd. Bldg. E, Brea, CA 92821
SC Subsidiary LLC 250 S. Kraemer Blvd. Bldg. E, Brea, CA 92821	Limited Liability Company	Delaware	xxxxxxxxxx	250 S. Kraemer Blvd. Bldg. E, Brea, CA 92821
Dental Imaging Technologies Corporation 1910 North Penn Road Hatfield PA 19440	Corporation	California	xxxxxxxxxx	250 S. Kraemer Blvd. Bldg. E, Brea, CA 92821
Nobel Biocare USA LLC 22715 Savi Ranch Parkway, Yorba Linda, CA 92887	Limited Liability Company	Delaware	xxxxxxxxxx	250 S. Kraemer Blvd. Bldg. E, Brea, CA 92821
Metrex Research, LLC 200 S. Kraemer Blvd. Bldg. E Brea CA 92821	Limited Liability Company	Wisconsin	xxxxxxxxxx	250 S. Kraemer Blvd. Bldg. E, Brea, CA 92821
Implant Direct Sybron International LLC 8840 W. Russell Rd, Ste 210 Las Vegas NV 89148	Limited Liability Company	Nevada	xxxxxxxxxx	250 S. Kraemer Blvd. Bldg. E, Brea, CA 92821
Aribex, Inc. 11727 Fruehauf Drive Charlotte NC 28273	Corporation	Utah	xxxxxxxxxx	250 S. Kraemer Blvd. Bldg. E, Brea, CA 92821
DCII Surety, LLC 200 S. Kraemer Blvd. Bldg. E Brea CA 92821	Limited Liability Company	Delaware	xxxxxxxxxx	250 S. Kraemer Blvd. Bldg. E, Brea, CA 92821
DH Dental Business Services, LLC 200 S. Kraemer Blvd. Bldg. E Brea CA 92821	Limited Liability Company	Delaware	xxxxxxxxxx	250 S. Kraemer Blvd. Bldg. E, Brea, CA 92821
DH Dental Employment Services, LLC 200 S. Kraemer Blvd. Bldg. E Brea CA 92821	Limited Liability Company	Delaware	xxxxxxxxxx	250 S. Kraemer Blvd. Bldg. E, Brea, CA 92821
Implant Direct Sybron Administration LLC 27720 Turnberry Lane Valencia CA 91355	Limited Liability Company	California	xxxxxxxxxx	250 S. Kraemer Blvd. Bldg. E, Brea, CA 92821

Implant Direct Sybron Manufacturing LLC 3050 E. Hillcrest Dr. Thousand Oaks CA 91362-3171	Limited Liability Company	California	xxxxxxxxxx	250 S. Kraemer Blvd. Bldg. E, Brea, CA 92821
Kavo Dental Technologies, LLC 11727 Fruehauf Drive Charlotte NC 28273	Limited Liability Company	Illinois	xxxxxxxxxx	250 S. Kraemer Blvd. Bldg. E, Brea, CA 92821
KaVo Dental Manufacturing, Inc. 11727 Fruehauf Drive Charlotte NC 28273	Corporation	Delaware	xxxxxxxxxx	250 S. Kraemer Blvd. Bldg. E, Brea, CA 92821
Nobel Biocare Procera, LLC 800 Corporate Drive Mahwah NJ 07430	Limited Liability Company	Delaware	xxxxxxxxxx	250 S. Kraemer Blvd. Bldg. E, Brea, CA 92821
Ormco IP, LLC 1717 West Collins Avenue Orange CA 92867	Limited Liability Company	Delaware	xxxxxxxxxx	250 S. Kraemer Blvd. Bldg. E, Brea, CA 92821
Pentron Clinical Technologies, LLC 53 North Plains Industrial Road Wallingford CT 06492	Limited Liability Company	Connecticut	xxxxxxxxxx	250 S. Kraemer Blvd. Bldg. E, Brea, CA 92821
Pentron Laboratory Technologies, LLC 53 North Plains Industrial Road Wallingford CT 06492	Limited Liability Company	Connecticut	xxxxxxxxxx	250 S. Kraemer Blvd. Bldg. E, Brea, CA 92821

EXHIBIT A

FORM OF
PLEDGE AGREEMENT SUPPLEMENT
THIS PLEDGE AGREEMENT SUPPLEMENT dated as of _____________, 20__ (this “Pledge Agreement Supplement”), is made by _______________________________, a ________________ (the “Pledgor”), in favor of BANK OF AMERICA, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referenced below; except as otherwise provided herein, all capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement).

RECITALS:

A.    Pursuant to a Credit Agreement dated as of September 20, 2019 (as in effect on the date hereof and as amended, restated, supplemented or otherwise modified from time to time after the date hereof, the “Credit Agreement”), among Envista Holdings Corporation, a Delaware corporation (the “Company”), certain Subsidiaries of the Company party thereto (each a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), the lenders party thereto and the Administrative Agent, the Lenders and the L/C Issuer have agreed to provide to the Borrowers certain credit facilities.

B.    The Pledgor is party to that certain Pledge Agreement dated as of May 6, 2020 (as in effect on the date hereof and as amended, restated, supplemented or otherwise modified from time to time after the date hereof, the “Pledge Agreement”), among the Company, certain of its Subsidiaries and the Administrative Agent.

C.    The Pledgor has acquired rights in the Pledged Interests (as defined in the Pledge Agreement) listed on Annex A to this Pledge Agreement Supplement (the “Additional Interests”) and desires to pledge, and evidence its prior pledge, to the Administrative Agent for the benefit of the Secured Parties all of the Additional Interests in accordance with the terms of the Credit Agreement and the Pledge Agreement.

In order to induce the Secured Parties to from time to time make and maintain extensions of credit under the Credit Agreement, Secured Cash Management Agreements and Secured Hedge Agreements, the Pledgor hereby agrees as follows:

1.    Affirmations. The Pledgor hereby reaffirms and acknowledges the pledge and collateral assignment to, and the grant of security interest in, the Additional Interests contained in the Pledge Agreement and pledges and collaterally assigns to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a lien and security interest in, the Additional Interests and all of the following:
(a)    all money, securities, security entitlements and other investment property, dividends, rights, general intangibles and other property at any time and from time to time (i) declared or distributed in respect of or in exchange for or on conversion of any or all of the Additional Interests or (ii) by its or their terms exchangeable or exercisable for or convertible into any Additional Interest or other Pledged Interest;
(b)    all other property of whatever character or description, including money, securities, security entitlements and other investment property, and general intangibles hereafter delivered to the Administrative Agent in substitution for or as an addition to any of the foregoing;
(c)    all securities accounts to which may at any time be credited any or all of the foregoing or any proceeds thereof and all certificates and instruments representing or evidencing any of the foregoing or any proceeds thereof; and
(d)    all proceeds of any of the foregoing;

in each case, other than Excluded Assets.
The Pledgor hereby acknowledges, agrees and confirms by its execution of this Pledge Agreement Supplement that the Additional Interests constitute “Pledged Interests” under and are subject to the Pledge Agreement, and the items of property referred to in clauses (a) through (d) above (the “Additional Collateral”) shall collectively constitute “Collateral” under and are subject to the Pledge Agreement. Each of the representations and warranties with respect to Pledged Interests and Collateral contained in the Pledge Agreement is hereby made by the Pledgor with respect to the Additional Interests and the Additional Collateral, respectively. The Pledgor further represents and warrants that Annex A attached to this Pledge Agreement Supplement contains a true, correct and complete description of the Additional Interests as of the date hereof, and that all other documents required to be furnished to the Administrative Agent pursuant to Section 3(c) of the Pledge Agreement in connection with the Additional Collateral have been delivered or are being delivered simultaneously herewith to the Administrative Agent. The Pledgor further acknowledges that Schedule I to the Pledge Agreement shall be deemed, as to it, to be supplemented as of the date hereof to include the Additional Interests as described on Annex A to this Pledge Agreement Supplement.
2.    Counterparts. This Pledge Agreement Supplement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Pledge Agreement Supplement to produce or account for more than one such counterpart executed by the Pledgor. Without limiting the foregoing provisions of this Section 2, the provisions of Section 11.11 of the Credit Agreement shall be applicable to this Pledge Agreement Supplement.

3.    Governing Law; Venue; Waiver of Jury Trial. The provisions of Section 26 and 27 of the Pledge Agreement are hereby incorporated by reference as if fully set forth herein.

IN WITNESS WHEREOF, the Pledgor has caused this Pledge Agreement Supplement to be duly executed by its authorized officer as of the day and year first above written.

PLEDGOR:
________________________________________
By:_____________________________________
Name:___________________________________
Title:____________________________________

ANNEX A
(to Pledge Agreement Supplement of __________ dated __________)
Additional Interests

Name of Pledgor	Name, Jurisdiction of Formation and Type of Entity of Pledged Subsidiary	Class or Type of Additional Interest	Total Amount of Class or Type of Additional Interests Authorized	Total Amount of Class or Type Outstanding	Total Amount Pledged	Certificate Number (if applicable)	Par Value (if applicable)	Name of Transfer Agent (if any)

EXHIBIT B
FORM OF
PLEDGE JOINDER AGREEMENT

THIS PLEDGE JOINDER AGREEMENT dated as of _____________, 20__ (this “Pledge Joinder Agreement”), is made by _______________________________, a ________________ (the “Joining Pledgor”), in favor of BANK OF AMERICA, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referenced below; except as otherwise provided herein, all capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement).

RECITALS:

A.    Pursuant to a Credit Agreement dated as of September 20, 2019 (as in effect on the date hereof and as amended, restated, supplemented or otherwise modified from time to time after the date hereof, the “Credit Agreement”), among Envista Holdings Corporation, a Delaware corporation (the “Company”), certain Subsidiaries of the Company party thereto (each a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), the lenders party thereto and the Administrative Agent, the Lenders and the L/C Issuer have agreed to provide to the Borrowers certain credit facilities.

B.    The Company, certain of its Subsidiaries and the Administrative Agent, are party to a Pledge Agreement dated as of May [_], 2020 (as in effect on the date hereof and as amended, restated, supplemented or otherwise modified from time to time after the date hereof, the “Pledge Agreement”).

C.    The Joining Pledgor is a Subsidiary of the Company and is required by the terms of the Credit Agreement to become a Subsidiary Guarantor and be joined as a party to the Pledge Agreement as a Pledgor (as defined in the Pledge Agreement).

D.    The Joining Pledgor will materially benefit directly and indirectly from the making and maintenance of the extensions of credit made from time to time under the Credit Agreement, Secured Cash Management Agreements, Secured Hedge Agreements and Secured Permitted Standalone Letters of Credit.

In order to induce the Secured Parties to from time to time make and maintain extensions of credit under the Credit Agreement, Secured Cash Management Agreements and Secured Hedge Agreements, the Joining Pledgor hereby agrees as follows:

1.    Joinder. The Joining Pledgor hereby irrevocably, absolutely and unconditionally becomes a party to the Pledge Agreement as a Pledgor and bound by all the terms, conditions, obligations, liabilities and undertakings of each Pledgor or to which each Pledgor is subject thereunder, all with the same force and effect as if the Joining Pledgor were a signatory to the Pledge Agreement. Without limiting the generality of the foregoing, the Joining Pledgor hereby grants as collateral security for the payment, performance and satisfaction of all of the Secured Obligations (as defined in the Pledge Agreement), to the Administrative Agent for the benefit of the Secured Parties a security interest in the Pledged Interests (as defined in the Pledge Agreement) and all other property constituting Collateral (as defined in the Pledge Agreement) of the Joining Pledgor or in which the Joining Pledgor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located.

2.    Affirmations. The Joining Pledgor hereby acknowledges and affirms as of the date hereof with respect to itself, its properties and its affairs, each of the waivers, representations, warranties, acknowledgements and certifications applicable to any Pledgor contained in the Pledge Agreement.

3.    Supplemental Schedules. Attached to this Pledge Joinder Agreement are duly completed schedules (the “Supplemental Schedules”) supplementing as thereon indicated the respective Schedules to the Pledge Agreement. The Joining Pledgor represents and warrants that the information contained on each of the Supplemental Schedules with respect to the Joining Pledgor and its properties and affairs is true, complete and accurate as of its Applicable Date.

4.    Severability. If any provision of this Pledge Joinder Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Pledge Joinder Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.    Counterparts. This Pledge Joinder Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Pledge Joinder Agreement to produce or account for more than one such counterpart executed by the Joining Pledgor. Without limiting the foregoing provisions of this Section 5, the provisions of Section 11.11 of the Credit Agreement shall be applicable to this Pledge Joinder Agreement.

6.    Delivery. The Joining Pledgor hereby irrevocably waives notice of acceptance of this Pledge Joinder Agreement and acknowledges that the Secured Obligations are and shall be deemed to be incurred, and credit extensions under the Loan Documents, Secured Cash Management Agreements and Secured Hedge Agreements made and maintained, in reliance on this Pledge Joinder Agreement and the Joining Pledgor’s joinder as a party to the Pledge Agreement as herein provided.

7.    Governing Law; Venue; Waiver of Jury Trial. The provisions of Section 26 and 27 of the Pledge Agreement are hereby incorporated by reference as if fully set forth herein.

[Signature page follows]

IN WITNESS WHEREOF, the Joining Pledgor has duly executed and delivered this Pledge Joinder Agreement as of the day and year first written above.

JOINING PLEDGOR:

__________________________________________

By:_______________________________________
Name:    ____________________________________
Title:    ____________________________________

SUPPLEMENTAL
SCHEDULE I

Pledged Interests

Name of Pledgor	Name, Jurisdiction of Formation and Type of Entity of Pledged Subsidiary	Class or Type of Pledged Interest	Total Amount of Class or Type of Pledged Interests Authorized	Total Amount of Class or Type Outstanding	Total Amount Pledged	Certificate Number (if applicable)	Par Value (if applicable)	Name of Transfer Agent (if any)

Delivered Pursuant to Pledge Joinder Agreement of: __________________________________
Applicable Date: __________, 20__

SUPPLEMENTAL
SCHEDULE II

Pledgor Information

Name and Address of Pledgor	Type of Person	Jurisdiction of Formation of Pledgor	Jurisdiction of Formation Identification Number	Address of Chief Executive Office

Delivered Pursuant to Pledge Joinder Agreement of: __________________________________
Applicable Date: __________, 20__